        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER CAPITAL APPRECIATION FUND
        10f-3 transactions for the period November 1, 1998 - May 31, 1999


                                                                       TOTAL
                                                                       ISSUED/
                                 DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY GROUP   BROKER(S)
Ticketmaster Online-City Search  12/2/98    $14.00  7,000      0.046%  $98,000,000.00  .614%      Banc Boston Robertson Stephens
Vignette Corp.                   2/18/99    $19.00  1,500       .013%  $76,000,000.00  .763%      Soundview
